EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Royal Financial, Inc. of our report dated September 26, 2006 appearing in the Annual Report on Form 10-KSB of Royal Financial, Inc. for the year ended June 30, 2006.

Crowe Chizek and Company LLC

Oak Brook, Illinois
September 28, 2006